                                                                   EXHIBIT 10.11


                               LICENSE AGREEMENT


                                 by and between


                           AASTROM BIOSCIENCES, INC.,
                             a Michigan corporation

                                      and

                              JOSEPH G. CREMONESE

                               TABLE OF CONTENTS
                               -----------------

                                                                       Page
                                                                       ----

1.   Definitions.....................................................     1

2.   License Terms and Conditions....................................     3

     2.1  Grant of License...........................................     3
     2.2  Reimbursement of Patent Costs..............................     3
     2.3  Royalties..................................................     4
          2.3.1  Percentage Royalty..................................     4
          2.3.2  Credits Against Royalties...........................     4
          2.3.3  Minimum Annual Royalty..............................     4
          2.3.4  Most Favored Licensee...............................     4
     2.4  Combination Product........................................     5
          2.4.1  Definition of Combination Product...................     5
          2.4.2  Net Sales of Combination Product....................     5
     2.5  Component Product..........................................     5
          2.5.1  Definition of Component Product.....................     5
          2.5.2  Net Sales of Component Product......................     6
     2.6  Quarterly Payments.........................................     6
     2.7  Term.......................................................     6
     2.8  Sublicense Rights..........................................     7
     2.9  Duration of Royalty Obligations............................     7
     2.10  Reports...................................................     7
     2.11  Records...................................................     7
     2.12  Foreign Taxes.............................................     8

3.   Patent Matters..................................................     8
     3.1  Validity of Licensed Patents...............................     8
     3.2  Patent Prosecution and Maintenance.........................     8
     3.3  Information to Licensor....................................     9
     3.4  Patent Costs...............................................     9
     3.5  Ownership..................................................     9
     3.6  Infringement Actions.......................................     9
          3.6.1  Prosecution and Defense of Infringements............     9
          3.6.2  Allocation of Recovery..............................     9

4.   Obligations Related to Commercialization........................    10
     4.1  Commercial Development Obligation..........................    10
     4.2  Milestone..................................................    10
     4.3  Governmental Approvals and Marketing of Licensed
          Products...................................................    10
     4.4  Product Liability Indemnity................................    10
5.   Representations and Warranties..................................    11

6.   Interests in Intellectual Property Rights.......................    11
     6.1  Preservation of Title......................................    11
     6.2  Ownership of Improvements..................................    11
          6.2.1  Developed by Licensee...............................    11
          6.2.2  Developed by Licensor...............................    11

7.   Confidentiality and Publication.................................    11
     7.1  Treatment of Confidential Information......................    11
     7.2  Publications...............................................    11

8.   Termination.....................................................    12

     8.1  Termination Upon Default...................................    12
     8.2  Transfer Upon Bankruptcy or Insolvency.....................    12
     8.3  Rights Upon Expiration.....................................    12
     8.4  Rights Upon Termination....................................    12
     8.5  WorkinProgress.............................................    13

9.   Binding Upon Successors and Assigns.............................    13

10.  General Provisions..............................................    13
     10.1  Independent Contractors...................................    13
     10.2  Arbitration...............................................    13
     10.3  Entire Agreement; Modification............................    13
     10.4  Governing Law.............................................    14
     10.5  Severability..............................................    14
     10.6  No Waiver.................................................    14
     10.7  Attorneys' Fees...........................................    14
     10.8  Notices...................................................    14

                               LICENSE AGREEMENT


         This License Agreement is entered into and made effective as of July 17 , 1992, by and between AASTROM BIOSCIENCES, INC., a Michigan corporation ("Licensee") whose address is Post Office Box 376, Ann Arbor, Michigan 48106, and JOSEPH G. CREMONESE, an individual ("Licensor") whose address is 227 Maple Drive, Greensburg, Pennsylvania 15601, with respect to the facts set forth below.


                                    RECITALS
                                    --------

     A. Licensee is engaged in development of cell culture technology, including products which are automated culture systems or bioreactors.

     B. Licensor has disclosed to Licensee certain technology described in Patent '292 (defined below), a copy of which has been delivered to Licensee.

     C. Licensor has the exclusive right to grant a license to the technology described in Patent '292 and the Licensed Patents and Licensed Technology (defined below).

     D. Licensor desires to grant to Licensee, and Licensee wishes to acquire, an exclusive worldwide right and license to the technology described in Recital C, subject to the terms and conditions set forth herein.


                                   AGREEMENT
                                   ---------

         NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein, Licensor and Licensee hereby agree as follows:

          1. Definitions.  Capitalized terms shall have the meaning set forth
             -----------
below.

             Affiliate.  The term "Affiliate" shall mean any entity which
             ---------
directly or indirectly controls, is controlled by or is under common control with Licensee. The term "control" as used herein means the possession of the power to direct or cause the direction of the management and the policies of an entity, whether through the ownership of a majority of the outstanding voting securities or by contract or otherwise.

             Combination Product.  The term "Combination Product" shall have the
             -------------------
meaning as defined in Section 2.4.1 below.

             Component Product.  The term "Component Product" shall have the
             -----------------
meaning as defined in Section 2.5.1 below.

             Confidential Information. The term "Confidential Information" shall
             ------------------------
mean any and all proprietary or confidential information of Licensor or Licensee which may be exchanged between the parties at any time and from time to time during the term of this Agreement. Information shall not be considered confidential to the extent that it:

                  a. Is publicly disclosed through no fault of any party hereto, either before or after it becomes known to the receiving party; or

                  b. Was known to the receiving party prior to the date of this Agreement, which knowledge was acquired independently and not from the other party hereto (or such party's employees or agents); or

                  c. Is subsequently disclosed to the receiving party in good faith by a third party who has a right to make such disclosure; or

                  d.  Has been published by a third party as a matter of right.

             Licensed Patents.  The term "Licensed Patents" shall mean Patent
             ----------------
'292, plus all patents issued based on divisionals, continuations, continuations-in-part, reissues, re-examinations and extensions of Patent '292, together with all corresponding foreign patents, and together with all related pending patent applications and inventor's certificates, and together with all patents and patent applications covering improvements to the inventions described in the foregoing. Without limiting the generality of the foregoing, Licensed Patents shall include U.S. Patent No. 4,839,292; Canadian Patent Application Serial No. 577,082, filed September 7, 1988; European Patent Application Serial No. 88,201,922.7, filed September 6, 1988, designating the following countries: Austria, Belgium, France, Greece, Italy, Luxembourg, Netherlands, Spain, Sweden, Switzerland, Liechtenstein, United Kingdom, and West Germany; and a new patent application which is being prepared and is entitled "Cell Growth and Perfusion Bag".

             Licensed Product.  The term "Licensed Product" shall mean any
             ----------------
product or process which cannot be developed, manufactured, used or sold without infringing on the valid claims of the Licensed Patents.

             Licensed Technology.  The term "Licensed Technology" shall mean the
             -------------------
Licensed Patents, plus all improvements thereto developed by Licensor, and all related data, know-how and technology.

             Net Sales.  The term "Net Sales" shall mean the gross amount
             ---------
received by Licensee, or its Affiliates and sublicensees, or any of them, on sales of Licensed Products, net of (i) discounts actually given, (ii) credits for claims, allowances, retroactive price reductions or returned goods, (iii) prepaid freight (iv) sales taxes or other governmental charges paid in connection with sales of Licensed Products (but excluding what is commonly known as income taxes), and (v) the patent protection expenses described in the last sentence of this paragraph. For purposes of determining Net Sales, a sale shall be deemed to have occurred when a Licensed Product is shipped for delivery and paid for. Sales of Licensed Products by Licensee or its Affiliates or a sublicensee thereof to any Affiliate or sublicensee which is a reseller thereof shall be excluded, and only the subsequent sales of such Licensed Products by Affiliates or sublicensees to unrelated parties shall be deemed Net Sales hereunder. In the event that a Licensed Product is a Combination Product, then the Net Sales from said Licensed Product/Combination Product shall be determined in accordance with the formula set forth in Section 2.4 below. In the event that a Licensed Product is a Component Product, then the Net Sales from said Licensed Product/Component Product shall be determined in accordance with the formula set forth in Section 2.5 below. To the extent Licensee incurs any expenses (such as attorneys' fees or settlement payments, as examples) to protect the Licensed Patents against claims of invalidity, or to enforce the Licensed Patents against infringers, or to defend against claims that the Licensed Products infringe the patents of third parties, then said expenses shall be a deduction against the gross amounts for calculating Net Sales.

             Patent '292.  The term "Patent '292" shall mean U.S. Patent No.
             -----------
4,839,292 entitled "Cell Culture Flask Utilizing a Membrane Barrier," issued to Licensor on June 13, 1989.

             PTO.  The term "PTO" shall mean the United States Patent and
             ---
Trademark Office.

          2. License Terms and Conditions.
             ----------------------------

             2.1 Grant of License.  Licensor hereby grants to Licensee an
                 ----------------
exclusive, worldwide license to use, make, have made and sell all products and/or processes utilizing the Licensed Technology, with the full right to grant sublicenses, subject to the terms of this Agreement.

             2.2 Reimbursement of Patent Costs.  As a part of the consideration
                 -----------------------------
for the exclusive license granted pursuant to Section 2.1 hereof, Licensee shall reimburse Licensor for Licensor's out-of-pocket costs incurred for patent attorney fees and patent application filing fees in connection with the Licensed Patents, up to an aggregate maximum of $25,000. Such reimbursement shall be subject to Licensor's presentation of appropriate documentation of Licensor's payment of such expenses.

No payment shall be payable by Licensee hereunder unless and until the issue of the validity of the claims as now stated in the Licensed Patents as described in
Section 3.1 hereof is resolved favorably to Licensor's reasonable satisfaction, or, upon the expiration of one (1) year after the date of this Agreement if no request for re-examination of the Licensed Patents is made within such period. All payments made by Licensee to Licensor pursuant to this Section 2.2 shall be credited against Licensee's obligation to pay royalties as set forth in Section
2.3 hereof.

             2.3  Royalties.
                  ---------

                  2.3.1  Percentage Royalty.  As additional consideration for
                         ------------------
the exclusive license granted pursuant to Section 2.1 hereof, Licensee shall pay to Licensor a continuing royalty on a country-by-country basis in the amount of
(i) three percent (3%) of Net Sales of Licensed Products made, used or sold in any country where the Licensed Technology utilized therein is protected by a valid patent.

                  2.3.2  Credits Against Royalties.  Licensee shall be entitled
                         -------------------------
to a credit against royalties payable hereunder in an amount equal to the payments made by Licensee under Sections 2.2 and 3.4 hereof.

                  2.3.3  Minimum Annual Royalty.  From and after January 1,
                         ----------------------
1997, Licensee shall pay to Licensor minimum annual royalties as set forth herein. The minimum annual royalty for the calendar year 1997 shall be $20,000. For the three years thereafter, the minimum annual royalty for each subsequent calendar year shall increase by $10,000, such that for all years after and including the calendar year 2000, the minimum annual royalty shall be $50,000. Any percentage royalties accrued and paid to Licensor (but not taken as a credit pursuant to Section 2.3.2 hereof) for any calendar year shall be credited against the minimum royalty payable for such calendar year. The payment of any shortfall between actual royalties paid and the minimum annual royalty applicable to such calendar year shall be payable to Licensor within sixty (60) days after the last day of such calendar year. Licensor's sole remedy for any failure by Licensee to pay the minimum annual royalty required hereunder shall be to convert the exclusive license granted hereunder to a nonexclusive license upon the expiration of sixty (60) days' written notice of Licensor's intention to so convert the license, without Licensee's payment of any delinquent minimum annual royalty. Such conversion would not relieve Licensee from payment of royalties as described in Section 2.3.1.

                 2.3.4  Most Favored Licensee.  If this license becomes non-
                        ---------------------
exclusive and if Licensor grants a license to use the Licensed Patents to any third party at a royalty rate lower than three percent (3%), then the royalty rate payable by

Licensee under this Agreement shall be reduced to the same rate payable by the third party.

                 2.4  Combination Product.
                      -------------------

                      2.4.1 Definition of Combination Product. As used herein, the term "Combination Product" shall mean a Licensed Product which cannot be manufactured, used or sold without (i) infringing the Licensed Patents, and also
(ii) infringing one or more patents held by Licensee or a third party (referred to herein as "other patent rights").

                      2.4.2  Net Sales of Combination Product. The Net Sales
                             --------------------------------
of a Combination Product shall be determined in accordance with the following formula:

                                A
                            X = - x C
                                B         , where

                            X = the Net Sales attributable to the portion of the
                      Combination Product which is attributable to the Licensed Patents, on which Net Sales Licensee shall pay the royalty rate set forth in Section 2.3.1; and

                            A = the value of the contribution of the Licensed
                      Patents (as compared to the value of the contributions of the rights) used in the Combination Product; and

                            B = The aggregate value of all patent rights used
                      for the Combination Product, consisting of both the Licensed Patents and all other patent rights used in the Combination Product; and

                            C = the Net Sales for the Combination Product.

The values described above shall be determined by the parties hereto in good faith. In the absence of agreement as to said values, the values shall be determined by arbitration in accordance with the provisions of Section 10.2 hereof.

                 2.5  Component Product.
                      -----------------

                      2.5.1  Definition of Component Product.  As used herein,
                             -------------------------------
the term "Component Product" shall mean a Licensed Product which is a distinct component of a product which contains multiple components (including, as an example of additional components, proprietary methods sold or licensed with the Component Product).

                      2.5.2  Net Sales of Component Product.  The Net Sales of a
                             ------------------------------
Component Product shall be determined in accordance with the following formula:

                               A
                           X = - x C
                               B         , where

                           X = the Net Sales attributable to the Component
                      Product, on which Licensee is obligated to pay the royalty rate set forth in Section 2.3.1; and

                           A = the value of the Component Product, based upon
                      costs to manufacture the Component Product, or the sales price of the Component Product if it is sold separately; and

                           B = The value of the aggregate product, with all
                      components (including methods sold or licensed with the Component Product), including the Component Product, based upon the same criteria as used for A above; and

                           C = the Net Sales for the aggregate product.

The values described above shall be determined by the parties in good faith. In the absence of agreement as to said values, the values shall be determined by arbitration in accordance with the provisions of Section 10.2 hereof.

                 2.6  Quarterly Payments.
                      ------------------

                      2.6.1  Sales by Licensee.  With regard to Net Sales made
                             -----------------
by Licensee or its Affiliates, royalties shall be payable by Licensee quarterly, within ninety (90) days after the end of each calendar quarter, based upon Net Sales of Licensed Products during such preceding calendar quarter, commencing with the calendar quarter in which the first commercial sale of any Licensed Product is made.

                      2.6.2  Sales by Sublicensees.  With regard to Net Sales
                             ---------------------
made by sublicensees of Licensee or its Affiliates, royalties shall be payable by Licensee quarterly, within one hundred twenty (120) days after the end of each calendar quarter, based upon the Net Sales of Licensed Products by such sublicensee during such preceding calendar quarter, commencing with the calendar quarter in which the first commercial sale of any Licensed Product is made by such sublicensee.

                 2.7  Term.  The term of this Agreement and the license granted
                      ----
hereunder shall commence on the date set forth in the preamble paragraph of this Agreement, and unless sooner terminated by Licensee upon delivery of thirty (30) days' written notice or in accordance with the provisions of Section 8.1 hereof, the term of this Agreement and the license granted hereunder shall expire when the last patent licensed hereunder has expired.

                 2.8  Sublicense Rights.  Licensee shall have the sole and
                      -----------------
exclusive right to grant sublicenses to any party with respect to the rights conferred upon Licensee under this Agreement, provided, however, that any such sublicense shall be subject in all respects to all of the provisions contained in this Agreement (but not including the payment of patent costs pursuant to Sections 2.2 and 3.4 hereof and the obligation to pay minimum annual royalties pursuant to Section 2.3.3 hereof). Licensee shall pay Licensor, or cause its Affiliates or sublicensees to pay Licensor, the same royalties on all Net Sales of such Affiliate or sublicensee the same as if such Net Sales had been made by Licensee. Each Affiliate and sublicensee shall report its Net Sales to Licensor through Licensee, which Net Sales shall be aggregated with any Net Sales of Licensee for purposes of determining the Net Sales upon which royalties are to be paid to Licensor. Any royalties paid to Licensor with respect to Net Sales of any Affiliate or any sublicensee of Licensee or any Affiliate shall be credited against Licensee's minimum annual royalty obligations hereunder.

                 2.9  Duration of Royalty Obligations.  The royalty obligations
                      -------------------------------
of Licensee as to each Licensed Product shall terminate on a country-by-country basis concurrently with the expiration of the last to expire of the patents licensed hereunder utilized by or in such Licensed Product in each such country. Notwithstanding any other provision of this Agreement, in the event that, based upon a challenge by a party other than Licensee, its Affiliates or sublicensees, the existing favorable claims of the Licensed Patents are held to be invalid by the PTO or any competent court of law, Licensee may terminate this Agreement and Licensee thereafter shall have no further obligation to pay any royalties hereunder.

                 2.10  Reports.  Licensee shall furnish to Licensor at the same
                       -------
time as each royalty payment is made by Licensee, a written report of Net Sales of Licensed Products and the royalty due and payable thereon, including a description of any offsets or credits deducted therefrom, on a product-by-product and country-by-country basis, for the calendar quarter upon which such royalty payment is based.

                 2.11  Records.  Licensee shall keep, and cause its Affiliates
                       -------
and sublicensees to keep, complete records and accounts of all sales of Licensed Products in sufficient detail to enable the royalties payable on Net Sales of each Licensed Product to be determined. Licensor shall have the right to appoint an independent certified public accounting firm approved by Licensee, which approval shall not be unreasonably withheld, to audit, upon delivery of advance written notice and during normal business hours without interruption of normal business operations, the records of Licensee, its Affiliates and sublicensees as necessary to verify the royalties payable pursuant to this Agreement. Licensee, its Affiliates and sublicensees shall pay to Licensor an amount equal to any additional royalties to which Licensor is entitled as disclosed by the audit. Such audit shall be at Licensor's expense. Licensor may exercise its right of audit hereunder no more frequently than once in any calendar year. The accounting firm shall disclose to Licensor only such information as is necessary to verify the accuracy of the royalty payments required hereunder, and all such information shall be treated as Confidential Information by Licensor. Licensee, its Affiliates and sublicensees shall preserve and maintain all records required for audit for a period of three (3) years after the calendar quarter to which the record applies.

                 2.12  Foreign Taxes.  Any tax required to be withheld by
                       -------------
Licensee under the laws of any foreign country for the account of Licensor shall be paid by Licensee for and on behalf of Licensor to the appropriate governmental authority and deducted from any royalties payable by Licensee hereunder.

             3.  Patent Matters.
                 --------------

                 3.1  Validity of Licensed Patents.  The parties hereto
                      ----------------------------
acknowledge that there may be an issue concerning the validity of some of the claims of the existing Licensed Patents. In order to resolve such issue, Licensee may, in the exercise of its sole discretion and at its sole expense, request a re-examination of the existing Licensed Patents by the PTO and the applicable foreign agencies. Each of the parties hereto shall exercise good faith and due diligence in their efforts to establish the validity of the existing Licensed Patents.

                 3.2  Patent Prosecution and Maintenance.  From and after the
                      ----------------------------------
date of this Agreement, the provisions of this Section 3.2 shall control the prosecution and maintenance of the Licensed Patents. Licensee shall direct and control (i) the maintenance of Patent '292 and the re-examination of Patent '292 described in Section 3.1 hereof; (ii) the preparation, filing and prosecution of all other domestic and foreign patent applications relating to Licensed Technology (including any interferences and foreign oppositions); and (iii) the maintenance of any patents issuing therefrom. Licensee shall select the patent attorney, and the fees and expenses incurred by Licensee with respect to services performed by such patent counsel and any filing or other fees shall be paid as set forth below in Section 3.4. Licensor shall assist Licensee and patent counsel retained by Licensee as necessary to accomplish the patent processes described hereunder. Licensor shall sign all documents which are reasonably necessary to enable Licensee to prosecute and maintain all patent matters. Licensee shall use good faith and due diligence in determining which foreign countries, in addition to the U.S.A., in which to file for and maintain patent rights, depending on the commercial benefits Licensee can reasonably anticipate in each country. In as much as Licensee is paying the patent costs, the ultimate decision as to all of these patent prosecution and maintenance matters shall be made by Licensee.

                 3.3  Information to Licensor.  Licensee shall keep Licensor
                      -----------------------
informed with regard to the patent application, re-examination and maintenance processes. Licensee shall deliver to Licensor copies of all patent applications, amendments, related correspondence, and other related matters.

                 3.4  Patent Costs.  The parties hereto agree that the exclusive
                      ------------
license granted hereunder is in part in consideration for Licensee's assumption of patent costs and expenses as described herein. Licensee shall pay for all expenses incurred by Licensee pursuant to Sections 3.1 and 3.2 hereof, in addition to patent costs paid by Licensee as set forth in Section 2.2 hereof.

                 3.5  Ownership.  Patent '292 and the patent applications filed
                      ---------
and the patents obtained by Licensee pursuant to Section 3.2 hereof shall be owned solely by Licensor, and included in the exclusive license granted hereunder.

                 3.6  Infringement Actions.
                      --------------------

                      3.6.1  Prosecution and Defense of Infringements.  Licensee
                             ----------------------------------------
shall have the right but not the obligation to prosecute any and all infringements of any patent licensed hereunder and to defend all charges of infringement arising as a result of the exercise by Licensee, its Affiliates or sublicensees of the rights granted hereunder. Licensee may enter into settlements, stipulated judgments or other arrangements respecting such infringement, at its own expense. Licensor shall permit any action to be brought in his name if required by law, and Licensee shall hold Licensor harmless from any costs, expenses of liability respecting all such infringements or charges of infringement, except such infringements as shall result from any breach of warranty made by Licensor herein. Licensor agrees to provide all necessary assistance of a technical nature which Licensee may require in any litigation arising with respect to the Licensed Technology. In the event Licensee elects not to prosecute any infringement, Licensee shall notify Licensor in writing promptly and Licensor shall have the right to prosecute such infringement on his own behalf. If Licensee elects to prosecute an infringement, then Licensor shall not be entitled to do so.

                      3.6.2  Allocation of Recovery.  Any damages or other
                             ----------------------
recovery from an infringement action undertaken by Licensee pursuant to Section
3.6.1 shall be retained by Licensee as its exclusive property; but any such recovery, net of

Licensee's costs of litigation, shall be treated as "Net Sales" and Licensee shall pay a royalty thereon pursuant to Section 2.3.1 above. If Licensee elects to not prosecute an infringement, and Licensor does prosecute said infringement, then Licensee shall retain any recovery received from said prosecution.

             4.  Obligations Related to Commercialization.
                 ----------------------------------------

                 4.1  Commercial Development Obligation.  In order to
                      ---------------------------------
maintain Licensee's exclusive license rights granted hereunder in force, Licensee shall use reasonable efforts and due diligence to develop the Licensed Technology into commercially viable Licensed Products, as promptly as is reasonably and commercially feasible, and thereafter to produce and sell reasonable quantities of Licensed Products. Licensee shall keep Licensor generally informed as to Licensee's progress in such development, production and sale, including its efforts, if any, to sublicense Licensed Technology.

                 4.2   Milestone.  If Licensee has not, by July 1, 1998,
                       ---------
pursued reasonable efforts and due diligence to develop the Licensed Technology into commercially viable Licensed Products, such that there is a reasonable probability of Net Sales forthcoming, then Licensor may require Licensee to pay to Licensor a one-time payment of Fifty Thousand Dollars ($50,000) as a condition to retaining the exclusivity of the license granted hereunder in force. If said payment is so required and not paid, then Licensee's rights under this Agreement shall become non-exclusive and no minimum royalties shall thereafter be payable. If Licensor concludes that Licensee has failed to pursue said reasonable efforts and due diligence, then Licensor shall give written notice of said conclusion to Licensee, and Licensee shall have three months after receipt of said notice to cure the failure. If there is a dispute as to whether there is a failure or a cure, the dispute shall be resolved by arbitration pursuant to Section 10.2 below.

                 4.3  Governmental Approvals and Marketing of Licensed
                      ------------------------------------------------
Products. Licensee shall be responsible for obtaining all necessary governmental
--------
approvals for the development, production, distribution, sale and use of any Licensed Product, at Licensee's expense. Licensee shall have sole responsibility for any warning labels, packaging and instructions as to the use of Licensed Products and for the quality control for any Licensed Product.

                 4.4  Product Liability Indemnity.  Licensee hereby agrees
                      ---------------------------
to indemnify, defend and hold harmless Licensor from and against any liability or expense arising from any product liability claim asserted by any party as to any Licensed Product made or sold by Licensee or its Affiliates and sublicensees, other than any claim which arises due to a breach by Licensor of any warranty made herein.

             5.  Representations and Warranties.  Licensor hereby represents and
                 ------------------------------
warrants that (i) he is the rightful owner of the Licensed Technology, (ii) the Licensed Technology is not subject to any lien, license, assignment, security interest or other encumbrances, (iii) he has made full disclosure to Licensee of all communications with respect to the Licensed Technology with the PTO and any foreign patent agencies, (iv) he has the power and authority to enter into this Agreement and grant the license provided for hereunder, and (v) except as disclosed to Licensee, Licensor has no knowledge that the Licensed Technology infringes any patents or other intellectual property rights of third parties, or that any third party is in any way infringing the Licensed Technology covered by this Agreement.

             6.  Interests in Intellectual Property Rights.
                 -----------------------------------------

                 6.1  Preservation of Title.  Licensor shall retain full
                      ---------------------
ownership and title to Licensed Technology, Patent '292 and any other patents licensed hereunder and shall use his reasonable best efforts to preserve and maintain such full ownership and title.

                 6.2  Ownership of Improvements.
                      -------------------------

                      6.2.1  Developed by Licensee.  Any improvements to
                             ---------------------
Licensed Technology conceived, developed or reduced to practice by Licensee, its Affiliates or sublicensees or their employees shall remain the sole and exclusive property of such party, and shall not be included in Licensed Technology hereunder.

                      6.2.2  Developed by Licensor.  Any improvements to
                             ---------------------
Licensed Technology conceived, developed or reduced to practice by Licensor during the term of this Agreement shall be included in Licensed Technology and subject to the exclusive license granted hereunder.

             7.  Confidentiality and Publication.
                 -------------------------------

                 7.1  Treatment of Confidential Information.  The parties agree
                      -------------------------------------
that during the term of this Agreement, and for a period of three (3) years after this Agreement terminates, a party receiving Confidential Information of the other party will (i) maintain in confidence such Confidential Information to the same extent such party maintains its own proprietary industrial information,
(ii) not disclose such Confidential Information to any third party without prior written consent of the other party and (iii) not use such Confidential Information for any purpose except those permitted by this Agreement.

                 7.2  Publications.  In order to protect the rights granted to
                      ------------
Licensee hereunder, Licensor shall submit to Licensee copies of proposed publications of Licensor which contain subject matter relating to intellectual property licensed hereunder and afford Licensee sixty (60) days to review such proposed publications. Upon timely written request by Licensee, Licensor shall delay any such publication to facilitate the preparation and filing of a patent application, which delay shall not exceed ninety (90) days from the date Licensee requests such delay.

             8.  Termination.
                 -----------

                 8.1  Termination Upon Default.  Upon the failure of a party to
                      ------------------------
perform any obligation required of it or him to be performed hereunder, and the failure to cure within thirty (30) days after receipt of written notice from the other party specifying in reasonable detail the nature of such default, the non-defaulting party may deliver to the defaulting party written notice of intent to terminate, such termination to be effective upon the date set forth in such notice.

             Such termination rights shall be in addition to and not in substitution for any other remedies that may be available to the non-defaulting party. Termination pursuant to this Section 8.1 shall not relieve the defaulting party from liability and damages to the other party for breach of this Agreement. Waiver by either party of a single default or a succession of defaults shall not deprive such party of any right to terminate this Agreement arising by reason of any subsequent default.

                 8.2  Transfer Upon Bankruptcy or Insolvency.  In the event of
                      --------------------------------------
the bankruptcy or insolvency of Licensee, this Agreement and the rights granted to Licensee hereunder may be transferred by Licensee or any trustee appointed for the estate of Licensee, provided such transferee shall agree in writing to comply with all of the terms and conditions set forth herein and to cure any financial defaults by Licensee.

                 8.3  Rights Upon Expiration.  Neither party shall have any
                      ----------------------
further rights or obligations upon the expiration of this Agreement other than the obligation of Licensee to make any and all reports and payments for the final quarter period. Provided, however, that upon such expiration, each party shall be required to continue to abide by its non-disclosure obligations as described in Section 7.1, and Licensee shall continue to abide by its obligation to indemnify Licensor as described in Section 4.4 for products sold prior to the termination.

                 8.4  Rights Upon Termination.  Notwithstanding any other
                      -----------------------
provision of this Agreement, upon any termination of this Agreement prior to the regularly scheduled expiration date of this Agreement, the license granted hereunder shall terminate. Except as otherwise provided in Section 8.5 of this Agreement with respect to work-in-progress, upon such termination, Licensee shall have no further right to develop, manufacture or sell any Licensed Products, or to otherwise use any Licensed Technology. Any such termination shall not relieve either party from any obligations accrued to the date of such termination. Upon such termination, each party shall be required to abide by its nondisclosure obligations as described in Section 7.1, and, provided termination was not initiated by Licensee due to Licensor's breach hereunder, Licensee shall continue to abide by its obligations to indemnify Licensor as described in
Section 4.4 for products sold prior to the termination.

                 8.5  Work-in-Progress.  Upon any early termination of this
                      ----------------
Agreement and the license granted hereunder, Licensee shall be entitled to finish any work-in-progress and to sell any completed inventory of Licensed Products which remain on hand as of the date of termination, so long as Licensee pays to Licensor the royalties applicable to such sales in accordance with the terms and conditions as set forth in this Agreement .

             9.  Binding Upon Successors and Assigns.  This Agreement shall be
                 -----------------------------------
binding upon and inure to the benefit of any successors in interest and assigns of Licensor and Licensee. Any such successor or assignee shall expressly assume in writing the performance of all the terms and conditions of this Agreement to be performed by the assigning party.

            10.  General Provisions.
                 ------------------

                 10.1  Independent Contractors.  The relationship between
                       -----------------------
Licensor and Licensee is that of independent contractors. Licensor and Licensee are not joint venturers, partners, principal and agent, master and servant, employer or employee, and have no other relationship other than independent contracting parties. Licensor and Licensee shall have no power to bind or obligate each other in any manner, other than as is expressly set forth in this Agreement.

                 10.2  Arbitration.  Any matter or disagreement arising under
                       -----------
this Agreement shall be submitted for decision to a panel of three neutral arbitrators with expertise in the subject matter to be arbitrated. One arbitrator shall be selected by each party and the two arbitrators so selected shall select the third arbitrator. The arbitration shall be conducted in accordance with the Rules of the American Arbitration Association. The decision and award rendered by the arbitrators shall be final and binding. Judgment upon the award may be entered in any court having jurisdiction thereof. Any arbitration shall be held in Ann Arbor, Michigan, or such other place as may be mutually agreed upon in writing by the parties.

                 10.3  Entire Agreement; Modification.  This Agreement sets
                       ------------------------------
forth the entire agreement and understanding between the parties as to the subject matter hereof. There shall be no amendments or modifications to this Agreement, except by a written document which is signed by both parties.

                 10.4  Governing Law.  This Agreement shall be construed and
                       -------------
enforced in accordance with the laws of the State of Michigan.

                 10.5  Severability.  If any one or more of the provisions of
                       ------------
this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, it shall be considered severed from this Agreement and shall not serve to invalidate the remaining provisions thereof. The parties shall make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable provision such that the objectives contemplated by them when entering this Agreement may be realize d.

                 10.6  No Waiver.  Any delay in enforcing a party's rights under
                       ---------
this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of such party's rights to the future enforcement of its rights under this Agreement, excepting only as to an express written and signed waiver as to a particular matter for a particular period of time.

                 10.7  Attorneys' Fees.  In the event of a dispute between the
                       ---------------
parties hereto or in the event of any default hereunder, the party prevailing in the resolution of any such dispute or default shall be entitled to recover its reasonable attorneys' fees and other costs incurred in connection with resolving such dispute or default.

                 10.8  Notices.  Any notices required by this Agreement shall be
                       -------
in writing, shall refer to this Agreement and shall be sent by registered or certified mail, postage prepaid, or by telefax, telex or cable, charges prepaid, or by overnight courier, charges prepaid to the addresses set forth below unless subsequently changed by written notice to the other party:

     For Licensee:           Aastrom Biosciences, Inc.
                             Post Office Box 376
                             Ann Arbor, Michigan 48106
                             Attention:  R. Douglas Armstrong, Ph.D.
                                         President/CEO
                             Fax No.:  (313) 665-0485

     For Licensor:           Joseph G. Cremonese
                             227 Maple Drive
                             Greensburg, Pennsylvania 15601
                             Fax No.:  (412) 838-7780

Notice shall be deemed delivered upon the earlier of (i) when received, (ii) three (3) days after deposit into the mail, or (iii) the date notice is sent via telefax, telex or cable,

(iv) the day immediately following delivery to overnight courier (except Sunday and holidays).

          IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized representatives as of the date set forth above.


LICENSOR:                                 LICENSEE:

                                          AASTROM BIOSCIENCES, INC.


/s/ Joseph G. Cremonese                   By: /s/ R. Douglas Armstrong
--------------------------                ----------------------------
Joseph G. Cremonese                       R. Douglas Armstrong, Ph.D.
7-17-92                                   President/CEO
                                          8/5/92

             [LETTERHEAD OF AASTROM BIOSCIENCES, INC. APPEARS HERE]



                                             July 14, 1992


Mr. Joseph G. Cremonese
227 Maple Drive
Greensburg, PA 15601


Dear Joe,

     In follow-up to our discussions, this letter is to constitute an Addendum to the "License Agreement by and between AASTROM Biosciences, Inc., a Michigan corporation and Joseph G. Cremonese" that is conditional upon the formal execution of that Agreement.

     In  Addendum to that Agreement, the parties agree to the following:

     "If Licensee (AASTROM) elects to terminate the Agreement in advance of one year after the date of the Agreement, without the Licensee initiating reexamination of the Licensed Technology, or in the absence of new information which would clearly invalidate the key claims of the Licensed Technology, then Licensee shall pay to Licensor (Cremonese) a termination fee of Seven Thousand Five Hundred Dollars ($7,500) at the time of termination."

     Execution as designated below, in adjunct with execution of the License Agreement, will serve to formalize this Addendum.

                                             Sincerely,

                                             /s/ R. Douglas Armstrong

                                             R. Douglas Armstrong, Ph.D.
                                             President/CEO



Licensor:                                    Licensee:

                                             AASTROM Biosciences, Inc.

/s/ Joseph G. Cremonese                      By: /s/ R. Douglas Armstrong
--------------------------                      ------------------------------
    Joseph G. Cremonese                         R. Douglas Armstrong, Ph.D.
                                                President/CEO

Date: 7-17-92                                Date 8/5/92
      --------                                    -------

                                 July 7, 1993



Mr. Joseph G. Cremonese
227 Maple Drive
Greensburg, PA 15601

Dear Joe,

In follow-up to our discussion, this letter is to formalize our understanding for extension of our license agreement. More specifically, we mutually agree to allow AASTROM a 1-month extension to initiate a re-examination request for Patent #4,839,292, as per sections 2.2 and 3.1 of our July 17, 1992, License Agreement. All other provisions of the License Agreement are unmodified.

To represent your agreement with this, please sign as indicated below.

Thank you.

Sincerely,

/s/ R. DOUGLAS ARMSTRONG
---------------------------
R. Douglas Armstrong, Ph.D.
President and CEO

RDA:pp



I agree to the terms as indicated above.


/s/ JOSEPH G. CREMONESE    7/8/93
---------------------------------
Joseph G. Cremonese